Exhibit 10.5

PURCHASE AND SALE AGREEMENT

BETWEEN

SL INDUSTRIAL, LP,
a Texas limited partnership,
as Seller

AND

XPEL, INC.,
a Nevada corporation,
as Purchaser

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BASIC INFORMATION SUMMARY
a)    Effective Date: The date that the Title Company executes the Joinder to this Agreement.
b)    Title Company:    Prominent Title
1111 West 6th St.
Building A, Suite 210
Austin, Texas 78703
Attention: Corby Jastrow
Phone:
Email:
c)    Purchase Price:    $60,000,000.00 [Section 3.1]
d)    Deposit:    $750,000.00 (Initial Deposit) [Section 4.1(a)]
$1,250,000.00 (Additional Deposit) [Section 4.1(b)]
e)    Title Review Period: The period ending at 5:00 p.m. Central Time on January 16, 2026 [Section 6.2]
f)    Access Agreement: Access Agreement (PanAm West Portfolio) dated as of December 29, 2025 (the “Access Agreement Effective Date”), between Seller and Purchaser, pursuant to which Purchaser and its employees, agents, representatives, consultants and contractors (collectively, “Licensee’s Agents”) were granted the right to enter upon the Property and conduct non-intrusive physical and environmental inspections of the Property. The Access Agreement is being terminated as of the Effective Date; provided, however, that Purchaser’s obligations under the Access Agreement that expressly survive such termination and the entering into of this Agreement shall survive such termination and the entering into of this Agreement and are incorporated herein by this reference; provided, however, to the extent of any conflict between such surviving provisions and the terms of this Agreement, the terms of this Agreement shall control.
g)    Property Approval Period: The period beginning on the Access Agreement Effective Date and ending at 5:00 p.m. (Central Time) on February 27, 2026 [Section 5.4]
h)    Closing Date:    March 31, 2026, as the same may be adjourned to another date pursuant to the terms of this Agreement, or such earlier date as Seller and Purchaser may agree upon in writing. [Section 10.1]
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STANDARD PURCHASE AND SALE AGREEMENT
THIS STANDARD PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of the Effective Date (as hereinafter defined) is by and between SL INDUSTRIAL, LP, a Texas limited partnership (“Seller”), and XPEL, INC., a Nevada corporation (“Purchaser”).

In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
ARTICLE I
DEFINITIONS

Section 1.1 Definitions. Capitalized terms shall have the meanings set forth in this Agreement. For purposes of this Agreement, capitalized terms used but not defined in the body of this Agreement shall have the meanings set forth on Schedule 1.1 attached hereto.

Section 1.2 References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.

ARTICLE II
AGREEMENT OF PURCHASE AND SALE

Section 2.1 Agreement. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the “Property”):

(a)    the Real Property, the Improvements and the Personal Property;

(b)    the Tenant Leases in effect on the Closing Date and, subject to the terms of the respective applicable Tenant Leases, the Tenant Deposits (if any);

(c)    the Service Contracts in effect on the Closing Date that Purchaser elects to assume pursuant to Section 7.3 hereof;

(d)    the Licenses and Permits, in each case to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained; and
(e)    the Intangible Personal Property.

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ARTICLE III
CONSIDERATION

Section 3.1    Purchase Price. The purchase price for the Property (the “Purchase Price”) will be SIXTY MILLION AND NO/100 DOLLARS ($60,000,000.00) in lawful currency of the United States of America, payable as provided in Section 3.2.

Section 3.2 Method of Payment of Purchase Price. No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4 and credit for the Deposit being applied to the Purchase Price), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. As soon as the Title Company has received confirmation that the Deeds (as defined in Section 10.3(a) below) are ready to be recorded on the Closing Date in accordance with this Agreement and the conditions set forth in Purchaser’s closing escrow instruction letter and Seller’s closing escrow instruction letter, respectively, have been satisfied: (a) Purchaser will authorize the Title Company to (i) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account or accounts to be designated by Seller, the Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Deposit being applied to the Purchase Price), less any costs or other amounts to be paid by Seller at Closing pursuant to this Agreement, and (ii) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, and (b) Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to this Agreement.

Section 3.3    Independent Consideration. Notwithstanding any other provision of this Agreement, the Title Company shall pay directly to Seller, upon the earlier to occur of the Closing or the termination of this Agreement for any reason, a portion of the Deposit in the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Consideration”), which shall constitute independent consideration to Seller for the execution of this Agreement and the willingness of Seller to afford to Purchaser the diligence and inspection rights hereunder, and is expressly acknowledged to be adequate. The Independent Consideration shall be deemed fully earned when received by Seller and shall not be refundable to Purchaser under any circumstances whatsoever. In all circumstances where the Deposit is to be returned to Purchaser, it shall be returned net of the Independent Consideration. In the event of Closing, the Independent Consideration shall be applied against the Purchase Price together with the remainder of the Deposit.

ARTICLE IV
DEPOSIT AND ESCROW INSTRUCTIONS

Section 4.1    Deposit.

(a)    Within two (2) Business Days after the Effective Date, Purchaser shall deposit with the Title Company, in immediately available funds, the sum of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) (together with any interest earned
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thereon, the “Initial Deposit”), to be held by the Title Company in an interest-bearing account. If Purchaser fails to timely deliver any portion of the Initial Deposit and fails to cure such default within one (1) Business Day following Purchaser’s receipt of written notice from Seller, Seller, as its sole and exclusive remedy, may at any time thereafter prior to the cure of such default terminate this Agreement by delivering written notice of termination to Purchaser, in which event the Title Company shall deliver any portion of the Initial Deposit that Title Company has received, if any, to Purchaser or as otherwise instructed by Purchaser in writing, and neither party shall have any further right or obligation hereunder except for the Termination Surviving Obligations.

(b) If this Agreement is not terminated (or deemed terminated) by Purchaser prior to the expiration of the Property Approval Period pursuant to the terms of Section 5.4, then Purchaser shall deposit with the Title Company within two (2) Business Days after the expiration of the Property Approval Period, in immediately available funds, the additional sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,250,000.00) (the “Additional Deposit” and together, the Initial Deposit, the Additional Deposit and the Closing Extension Deposit (if applicable) are referred to herein as the “Deposit”), to be held by the Title Company in an interest-bearing account. If Purchaser fails to timely deliver any portion of the Additional Deposit and fails to cure such default within one (1) Business Day following Purchaser’s receipt of written notice from Seller, Seller, as its sole and exclusive remedy, may at any time thereafter prior to the cure of such default terminate this Agreement by delivering written notice of termination to Purchaser, in which event the Title Company shall deliver the Initial Deposit to Seller, as Seller’s liquidated damages pursuant to the terms of Section 13.2, and neither party shall have any further right or obligation hereunder except for the Termination Surviving Obligations.

(c)    If Purchaser does not exercise its termination right under Section 5.4 prior to the expiration of the Property Approval Period, then upon the expiration of the Property Approval Period, the Initial Deposit (and, upon deposit, the Additional Deposit) will become non-refundable to Purchaser, except as otherwise provided in this Agreement.

(d)    At the Closing, the Deposit shall be applied towards payment of the Purchase Price. In the event the transaction contemplated by this Agreement is not closed, then the Title Company shall disburse the Deposit in the manner provided for elsewhere herein.

Section 4.2    Escrow Instructions. Article IV of this Agreement constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Deposit and the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such modifications to the Escrow Instructions as Purchaser and Seller hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement (excluding this Article IV) and such additional escrow instructions, this Agreement will control.

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Section 4.3    Funds and Documents Deposited into Escrow. Provided that all conditions to Purchaser’s obligations to Closing set forth in this Agreement have been satisfied as of the Closing Date, then, on or before the Deposit Time, (a) Purchaser will cause the difference between the Purchase Price and the Deposit and interest thereon (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company’s escrow account, in accordance with the timing and other requirements of Section 3.2, (b) Purchaser will deliver in escrow to the Title Company the documents described and provided for in Section 10.2 below, and (c) Seller will deliver in escrow to the Title Company the documents described and provided for in Section 10.3 below.

Section 4.4    Close of Escrow. Provided that the Title Company has not received from Seller or Purchaser any written termination notice as provided for in this Agreement (or if such a notice has been previously received, the Title Company has received a withdrawal of such notice), when Purchaser and Seller have delivered the funds and documents required by Section 4.3, the Title Company will, subject to and in accordance with Purchaser’s closing escrow instruction letter and Seller’s closing escrow instruction letter, respectively:

(a)    If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.8;

(b)    Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;

(c)    Disburse to Seller, by wire transfer to Seller of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Seller, all sums to be received by Seller from Purchaser at the Closing, consisting of the Purchase Price as adjusted in accordance with the provisions of this Agreement, as set forth on the Closing Statement;

(d)    Deliver the Deed to Purchaser by agreeing to cause the same to be recorded in the Official Records and agreeing to obtain conformed copies of the recorded Deed for delivery to Purchaser and to Seller following recording;

(e)    Issue to Purchaser the Title Policy required by Section 6.3 of this Agreement within ten (10) days after Closing;

(f)    Deliver to Seller, in addition to Seller’s Closing proceeds, all documents deposited with the Title Company for delivery to Seller at the Closing; and

(g)    Deliver to Purchaser (i) all documents deposited with the Title Company for delivery to Purchaser at the Closing and (ii) any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement.

Section 4.5    Termination Notice. If at any time prior to the expiration of the Property Approval Period, the Title Company receives a notice from Purchaser that Purchaser has
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exercised its termination right, under Section 5.4, the Title Company, within one (1) Business Day after the receipt of such notice, will deliver the Initial Deposit to Purchaser or as otherwise instructed by Purchaser in writing. For the avoidance of doubt, Seller and the Title Company acknowledge and agree that (a) Seller shall have no right to consent to, or object to, the delivery of the Deposit to Purchaser in accordance with this Section 4.5 (and any purported objection by Seller shall be ignored and of no force or effect), and (b) no notice to Seller shall be required for such delivery of the Initial Deposit to Purchaser pursuant to this Section 4.5.

Section 4.6    Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Seller in each instance.

Section 4.7    Investment of Deposit. Title Company will invest and reinvest the Deposit, at the instruction and sole election of Purchaser, only in an interest-bearing account at a commercial bank mutually acceptable to Seller, Purchaser and Title Company. All interest earned on the Deposit will be the property of the party entitled to the Deposit.

Section 4.8    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 4.8, the “Code”), and any related reporting requirements of the Code, the parties hereto agree that (a) the Title Company (for purposes of this Section 4.8, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code; and (b) Seller and Purchaser each hereby agree (i) to provide to the Reporting Person all information and certifications regarding such party, as required to be provided by a party to the transaction described herein under Section 6045 of the Code, and (ii) to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or on any other form the applicable Code sections and regulations might require), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

ARTICLE V
INSPECTION OF PROPERTY

Section 5.1    Entry and Inspection.

(a)    During the Property Approval Period and thereafter if Purchaser has not sent a Termination Notice (as hereinafter defined) to Seller during the Property Approval Period, and subject to the remaining provisions of this Agreement, Licensee’s Agents shall have the right to inspect and investigate the Property and conduct such tests, evaluations and assessments of the Property as Purchaser deems necessary, appropriate or prudent in any respect and for all purposes in connection with Purchaser’s acquisition of the Property and the consummation of the transaction contemplated by this Agreement. Subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Seller will permit the Licensee’s Agents to enter upon the Real Property and Improvements at all reasonable times, during normal
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business hours, and to perform inspections of the Property. Seller agrees to reasonably cooperate in facilitating communication between Purchaser and Tenants and service providers; provided, however, Purchaser shall coordinate all such communication through Seller and Seller shall have the right to participate in any such interviews and communications. Purchaser will provide to Seller written notice of the intention of any Licensee’s Agents to enter the Real Property or Improvements at least twenty-four (24) hours in advance and specify the intended purpose therefor and the inspections and examinations contemplated to be made (which notice may be by email). At Seller’s option, Seller may be present for any such entry, inspection and communication with any Tenants and service providers, provided that Seller’s attendance shall not unreasonably delay or impede Purchaser’s activities. Purchaser shall have the right, without Seller’s prior consent, to conduct Phase I environmental assessments and other similar non-invasive testing of the Real Property and Improvements to the extent the same is to be completed by a reputable and insured consultant licensed as required by the State in which the applicable Constituent Real Property is located and carrying the insurance required under Section 5.3 below; provided, that Purchaser shall not conduct any invasive physical testing or sampling, environmental or otherwise, without first obtaining Seller’s prior written consent, which consent may be withheld in Seller’s sole and absolute discretion.

(b)    Should Purchaser or the Licensee’s Agents desire to communicate directly with the Authorities for any good faith reasonable purpose in connection with the transaction contemplated by this Agreement, Purchaser shall provide Seller at least twenty-four (24) hours prior written notice of such request (which such notice may be by email). Except as set forth below, Purchaser shall not contact any Authorities in connection with the transaction contemplated by this Agreement without Seller’s prior written consent, which consent may be withheld at Seller’s sole and absolute discretion. In the event Seller grants to Purchaser the right to communicate directly with the Authorities, such right shall be subject to the obligations set forth in Section 5.3 below, and Seller shall have the right to participate in any such communications. Notwithstanding the foregoing, Purchaser or Licensee’s Agents may contact the Authorities, without obtaining Seller’s prior written consent, to request tax and lien searches, and those items necessary to obtain customary zoning reports for the Properties. Notwithstanding the foregoing, neither Purchaser nor Licensee’s Agents shall be required to provide Seller prior written notice or obtain Seller’s written consent prior to conducting generic due diligence (e.g., accessing public records held at an Authority or making customary inquiries regarding the zoning/compliance status of the Property from Authorities), so long as neither Purchaser nor Licensee’s Agents are engaging in discussions (other than requesting information) or conducting interviews regarding the Property with any such Authorities.

Section 5.2    Document Review.

(a)    Before the Effective Date, Seller has made available to Purchaser, either via electronic access to the Data Room or by delivery of materials to Purchaser’s representatives, the documents and other information concerning the Property set forth on Exhibit F attached hereto (collectively, the “Documents”).
(b)    Except as may otherwise be expressly set forth in the Seller Representations (defined below), Purchaser hereby acknowledges that Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents except that the Documents provided are true and complete copies of what Seller
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possesses in its files, and Seller has not withheld any Documents in its possession responsive to Exhibit F.

Section 5.3    Entry and Inspection Obligations.
(a)    Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with any Tenants, the Licensee’s Agents will take reasonable steps to not unreasonably disturb the Tenants or unreasonably interfere with their use of the Property pursuant to their respective Tenant Leases; unreasonably interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by any Tenant or any other person or entity located at the Property; injure or otherwise cause bodily harm to Seller or any Tenant, or to any other person or entity; permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V; or communicate with the Tenants or service providers except in accordance with this Article V. Purchaser will: (i) maintain and cause those Licensee’s Agents entering the Property to maintain comprehensive general liability (occurrence) insurance in an amount not less than One Million and No/100 Dollars ($1,000,000.00) covering any accident arising in connection with the activities of the Licensee’s Agents on the Property in connections with the performance of any investigations, examinations or studies thereon, and deliver to Seller a certificate of insurance verifying such coverage with Seller and its property manager being provided additional insured status on such coverage prior to entry upon the Property; (ii) promptly pay when due the costs of all inspections, entries, samplings and tests and examinations done with regard to the Property by any of the Licensee’s Agents; and (iii) to the extent that the physical condition of the Property is altered by any such inspection, investigations, examinations, entries, samplings and tests by any of the Licensee’s Agents, promptly restore the Property substantially to its condition as existed immediately prior to any such alteration.

(b)    PURCHASER HEREBY INDEMNIFIES, DEFENDS AND HOLDS SELLER AND ITS MEMBERS, MANAGERS, PARTNERS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS, ASSIGNS AND AFFILIATES HARMLESS FROM AND AGAINST ANY AND ALL THIRD PARTY LIENS, CLAIMS AND/OR CAUSES OF ACTION FOR ACTUAL DAMAGES (BUT IN NO EVENT CONSEQUENTIAL, SPECULATIVE, SPECIAL OR PUNITIVE DAMAGES), (INCLUDING BUT NOT LIMITED TO COURT COSTS AND REASONABLE, OUT-OF-POCKET ATTORNEYS’ FEES) ARISING OUT OF ANY INSPECTIONS, INVESTIGATIONS, EXAMINATIONS, ENTRIES, SAMPLINGS OR TESTS CONDUCTED BY ANY LICENSEE PARTY, WITH RESPECT TO THE PROPERTY OR ANY VIOLATION OF THE PROVISIONS OF THIS SECTION 5.3; PROVIDED THAT THE FOREGOING INDEMNITY SHALL NOT APPLY TO LIABILITY, COST, LOSS, DAMAGE OR EXPENSE TO THE EXTENT ATTRIBUTABLE TO (i) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER OR ANY OF SELLER’S MEMBERS, MANAGERS, PARTNERS, AGENTS, OFFICERS, DIRECTORS, AFFILIATES, CONTRACTORS, OR EMPLOYEES, OR (ii) ANY CLAIMS, DAMAGES OR OTHER COSTS ARISING BY VIRTUE OF THE MERE DISCOVERY OF ANY PRE-EXISTING CONDITION AT THE PROPERTY BY OR IN CONNECTION WITH ANY INSPECTIONS, INVESTIGATIONS, EXAMINATIONS, ENTRIES, SAMPLINGS OR TESTS CONDUCTED BY PURCHASER OR ANY LICENSEE PARTY, OR (iii) ANY DIMINUTION IN THE VALUE OF THE PROPERTY RESULTING FROM THE MERE DISCOVERY OF ANY PRE-EXISTING
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CONDITION AT THE PROPERTY BY OR IN CONNECTION WITH ANY INSPECTIONS, INVESTIGATIONS, EXAMINATIONS, ENTRIES, SAMPLINGS OR TESTS CONDUCTED BY PURCHASER OR ANY OTHER LICENSEE PARTY, SO LONG AS ANY SUCH PRE-EXISTING CONDITION IS NOT EXACERBATED BY PURCHASER OR ANY OTHER LICENSEE PARTY (AND THEN ONLY TO THE EXTENT OF SUCH EXACERBATION).
Section 5.4    Property Approval Period. During the term of this Agreement, Purchaser shall have the right to review and investigate the Property and the items set forth in Section 5.2 above (collectively, the “Due Diligence Items”). Purchaser, in Purchaser’s sole and absolute discretion, may determine whether or not the Property is acceptable to Purchaser within the Property Approval Period. At any time on or prior to the expiration of the Property Approval Period, Purchaser may elect, in its sole and absolute discretion and for any reason or no reason, to terminate this Agreement by delivering a written notice (“Termination Notice”) to Seller (with a copy to the Title Company). If Purchaser has not delivered a Termination Notice to Seller by the expiration of the Property Approval Period, Purchaser will be deemed to have waived its right to terminate pursuant to this Section 5.4. If prior to the expiration of the Property Approval Period, Purchaser delivers a Termination Notice, then this Agreement shall automatically terminate, and the Title Company shall cause the return of the Initial Deposit to Purchaser in accordance with Section 4.5 without further notice to, or consent from, Seller or any other person being required, and except for Termination Surviving Obligations, the parties shall have no further rights or obligations to one another under this Agreement.

Section 5.5     Sale “As Is”. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER, AND THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, PURCHASER AND SELLER AGREE THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS DELIVERED AT CLOSING (COLLECTIVELY, THE “CLOSING DOCUMENTS”), SELLER IS SELLING AND PURCHASER IS PURCHASING AND TAKING THE PROPERTY ON AN “AS IS, WHERE IS” BASIS, WITH ANY AND ALL LATENT AND PATENT DEFECTS OR OTHER FAULTS. PURCHASER ACKNOWLEDGES THAT PURCHASER IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE, THAT IT IS SOLELY RELYING UPON ITS EXAMINATION OF THE PROPERTY AND, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, THAT PURCHASER IS NOT RELYING UPON ANY REPRESENTATION, WARRANTY, STATEMENT OR OTHER ASSERTION OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS MANAGERS, MEMBERS, PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, EMPLOYEES, AFFILIATES, REPRESENTATIVES, ATTORNEYS OR BROKERS (THE “SELLER PARTIES”), NOR IS ANY SELLER PARTY MAKING ANY REPRESENTATION, WARRANTY, STATEMENT OR OTHER ASSERTION OF ANY KIND WHATSOEVER TO PURCHASER, AS TO ANY MATTER CONCERNING THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS,
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PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’S USE, HABITABILITY, MERCHANTABILITY, SUITABILITY, MARKETABILITY, VALUE OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OF HAZARDOUS SUBSTANCES ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE REAL PROPERTY AND THE DESIGN THEREOF, (IX) THE CONDITION OF TITLE TO THE PROPERTY, AND (X) THE ECONOMICS OF THE OPERATION OF THE PROPERTY OR THE FINANCIAL CONDITION OF THE TENANTS OF THE PROPERTY. PURCHASER HAS CONDUCTED (OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE PROPERTY APPROVAL PERIOD) ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY MATTER RELATING TO THE PROPERTY, INCLUDING HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND AS TO PURCHASER’S PROPOSED USE OF THE PROPERTY. PURCHASER, WITH PURCHASER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. PURCHASER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS SECTION 5.5 WILL EXPRESSLY SURVIVE THE CLOSING AND WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS.

UPON CLOSING, EXCEPT WITH RESPECT TO A BREACH BY SELLER OF ANY OF SELLER’S REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS AND THE OBLIGATIONS OF SELLER IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS, PURCHASER WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INSPECTIONS AND INVESTIGATIONS. WITHOUT LIMITING ANY OF THE PROVISIONS ABOVE IN THIS SECTION 5.5, EXCEPT WITH RESPECT TO A
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BREACH BY SELLER OF ANY OF SELLER’S REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS AND ANY OTHER OBLIGATIONS OF SELLER THAT BY THE EXPRESS TERMS OF THIS AGREEMENT OR THE CLOSING DOCUMENTS SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT, PURCHASER, FOR AND ON BEHALF OF ITSELF, ANY ENTITY AFFILIATED WITH PURCHASER AND ITS SUCCESSORS AND ASSIGNS, WAIVES ITS RIGHT TO RECOVER FROM AND FOREVER RELEASES AND DISCHARGES THE SELLER AND THE OTHER SELLER PARTIES FROM AND AGAINST ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS) OF WHATEVER KIND OR NATURE, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING AND FUTURE, CONTINGENT OR OTHERWISE (INCLUDING ANY ACTION OR PROCEEDING, BROUGHT OR THREATENED, OR ORDERED BY ANY APPROPRIATE GOVERNMENTAL ENTITY) THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH OR RELATING TO THE PROPERTY CONDITION OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL LAWS, ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, OR ANY ZONING, ENTITLEMENT AND/OR USE RESTRICTIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, THE FOREGOING SHALL NOT APPLY TO (AND PURCHASER EXPLICITLY DOES NOT RELEASE SELLER OR ANY OF THE OTHER SELLER PARTIES FROM): (I) ANY CLAIMS ARISING FROM OR RELATED TO A BREACH BY SELLER OF ANY OF SELLER’S REPRESENTATIONS, COVENANTS AND/OR WARRANTIES SET FORTH IN THIS AGREEMENT OR ANY OF THE OTHER CLOSING DOCUMENTS (SUBJECT TO THE LIMITATIONS IN SECTION 16.1), (II) ANY OTHER BREACH BY SELLER OF ANY OBLIGATION OF SELLER UNDER THIS AGREEMENT OR THE CLOSING DOCUMENTS THAT SURVIVES CLOSING, (III) ANY CLAIMS RELATED TO SELLER’S FRAUD, OR (IV) ANY PREEXISTING TORT OR PERSONAL INJURY CLAIM ARISING FROM AN EVENT OCCURRING AT THE PROPERTY PRIOR TO THE CLOSING (AND NOT CAUSED BY PURCHASER OR ANY OF THE LICENSEE’S AGENTS).

ARTICLE VI
TITLE AND SURVEY MATTERS

Section 6.1    Survey. Before the Effective Date, Seller delivered to Purchaser a copy of such surveys of the Real Property and the Improvements as Seller has in its possession (collectively, the “Existing Survey”). If the Title Company accepts utilization of the Existing Survey for removal of the standard survey title exceptions, Seller shall be prepared to issue, and shall issue at Closing, the T-47 Affidavit in connection with the Existing Survey (with any changes to the Property since the date of the Existing Survey noted thereon). If the Existing
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Survey is not approved by Title Company for removal of the standard survey title exceptions, Purchaser shall have the right, at its sole cost and expense, to either update the Existing Survey (if any) or procure its own survey of the Real Property and the Improvements (collectively, the “Updated Survey”).

Section 6.2    Title and Survey Review.

(a)    Before the Effective Date, Seller caused the Title Company to furnish or otherwise make available to Purchaser one or more title commitments for the Title Policy (as hereinafter defined) covering the Real Property and the Improvements (the “Title Commitment”, whether one or more), and copies of all underlying title documents described in the Title Commitment. Purchaser shall have until 5:00 p.m. Central Time on January 16, 2026 (the “Title Review Period”), to notify Seller, of any objections (the “Title Objections”) with respect to the Title Commitment and the Existing Survey based on Purchaser’s review thereof. If Purchaser does not notify Seller of any Title Objections during the Title Review Period, such failure shall be conclusively deemed to be full and complete approval of the Title Commitment and the Existing Survey and any matter disclosed therein. If Purchaser does notify Seller of Title Objections prior to the end of the Title Review Period, Seller shall have the opportunity, but not an obligation (other than with respect to Mandatory Title Cure Matters), until 5:00 p.m. Central Time on January 30, 2026, to notify Purchaser as to those Title Objections that Seller will cure as of the Closing. If Seller does not elect (or is deemed not to have elected) to cure a particular Title Objection prior to Closing, Purchaser shall elect on or before the expiration of the Property Approval Period, as its sole and exclusive remedy (except with respect to Mandatory Title Cure Matters) to either (i) terminate this Agreement, in which case the Deposit shall promptly be refunded to Purchaser, and neither party shall have any further rights or obligations pursuant to this Agreement, except for the Termination Surviving Obligations, or (ii) waive the unsatisfied Title Objection (which shall thereupon become a Permitted Exception) and proceed to Closing.
(b)    If after expiration of the Title Review Period, and prior to the Closing Date, the Title Commitment, Existing Survey or any Updated Survey are revised to include any lien, encumbrance or other exception other than those that Purchaser approved or was deemed to have approved pursuant to Section 6.2(a) above, Seller shall have the opportunity, but not the obligation (except with respect to Mandatory Title Cure Matters), to remove such lien, encumbrance or exception within five (5) days after receiving actual notice of same, and the Closing Date shall be extended if necessary. If Seller is unable or unwilling to remove such lien, encumbrance or exception within such five (5) day period (except with respect to Mandatory Title Cure Matters), Seller shall so notify Purchaser in writing. Purchaser shall elect within three (3) Business Days after receipt of the applicable Seller’s notice to either (i) terminate this Agreement by written notice to Seller whereupon the Deposit will be returned to Purchaser, without further notice to, or consent from, Seller or any other person being required, and neither party shall have any right or obligation pursuant to this Agreement, except for the Termination Surviving Obligations, or (ii) waive the lien, encumbrance or other exception in writing (which shall thereupon become a Permitted Exception) and proceed to Closing. If Purchaser makes no election, Purchaser shall be deemed to have elected to waive such lien, encumbrance or other exception (except with respect to Mandatory Title Cure Matters).

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(c)    Notwithstanding anything to the contrary herein, (i) Seller shall be obligated to remove of record as of the Closing all Mandatory Title Cure Matters, (ii) Purchaser shall have no obligation to object to any Mandatory Title Cure Matter, and (iii) no Mandatory Title Cure Matter shall constitute a Permitted Exception; provided, however, that notwithstanding clause (i) above, with respect to mechanics and materialmen’s liens granted or created by Seller, Seller may cure the same by providing, at its sole cost, either an amount to be held in escrow with the Title Company or a bond sufficient, in either case, to cause the Title Company to remove such matter from the Title Policy at no cost or liability to Purchaser.

Section 6.3    Title Insurance. At the Closing, and as a condition to Purchaser’s duty to close, the Title Company shall commit to issue to Purchaser a TLTA Owner’s Policy of Title Insurance (the “Title Policy”) in the amount of the Purchase Price, insuring Purchaser’s fee simple title to the Real Property and the Improvements, subject only to (i) the pre-printed standard exceptions in such Title Policy, except that: (1) the exception relating to ad valorem taxes shall relate only to taxes not due and payable as of the Closing and owing for the year of Closing and subsequent years; and (2) the parties in possession exception shall be deleted except as to the Tenants, as tenants only, with no purchase rights or options, rights of first refusal or offer or similar rights, under the Tenant Leases as set forth on the Rent Roll or entered into after the Effective Date in accordance with this Agreement, (ii) exceptions approved or deemed approved by Purchaser pursuant to Section 6.2 above, (iii) any taxes and assessments for the year of Closing that are not yet due and payable, subject to proration in accordance with this Agreement, (iv) any other matters approved by Purchaser in writing, and (v) any exceptions arising from Purchaser’s actions (collectively, the “Permitted Exceptions”). The Title Policy shall include, at Purchaser’s expense, such endorsements as Purchaser may request and that are offered and made available by the Title Company and that the Title Company agreed to provide prior to the expiration of the Property Approval Period.

ARTICLE VII
INTERIM OPERATING COVENANTS AND ESTOPPELS

Section 7.1    Interim Operating Covenants. Seller covenants to Purchaser that Seller will:

(a)    Operations. From the Effective Date until Closing, continue to operate, manage, lease and maintain the Real Property and Improvements in the ordinary course of Seller’s business, in accordance with Governmental Regulations and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and Article IX of this Agreement.
(b)    Maintain Insurance. From the Effective Date until Closing, maintain all property and extended coverage insurance on the Improvements which is at least equivalent in all material respects to Seller’s insurance policies covering the Improvements as of the Effective Date.
(c)    Personal Property. From the Effective Date until Closing, not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof in the ordinary course of business.

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(d)    Leases. During the term of this Agreement, Seller shall keep Purchaser informed of all leasing activity at the Property. From the Effective Date until Closing, Seller shall not enter into any Lease Transaction without the prior written consent of Purchaser, which consent may be given or withheld in Purchaser’s sole and absolute discretion; provided that prior to the commencement of the Restricted Period, Purchaser’s consent shall be given or withheld in Purchaser’s reasonable discretion. Furthermore, nothing herein shall be deemed to require Purchaser’s consent to any expansion, renewal or other amendment which Seller, as landlord, is required to honor pursuant to the express terms of any Tenant Lease as of the Effective Date; provided, that Seller shall promptly provide notice to Purchaser of the same.

(e)    Service Contracts. From the Effective Date until Closing, not enter into, or renew the term of, or amend in any material respect, or terminate, any Service Contract or other agreement or contract (other than Tenant Leases, which shall be governed by Section 7.1(d)), unless such Service Contract or other agreement is terminable without cause on thirty (30) days (or less) prior notice without penalty or fees or unless Purchaser consents thereto in writing, which consent may be granted or withheld in Purchaser’s sole discretion.

(f)    Notices; Rent Roll. To the extent received by Seller, from the Effective Date until Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits (or lawsuits threatened in writing), notices of violations from any Authority, and notices of breach (or alleged breach) of any recorded instrument affecting the Property. Seller will also provide to Purchaser copies of any material notice from a Tenant. From time to time, if requested by Purchaser, Seller will deliver to Purchaser an updated rent roll (including delinquency report) in the form customarily provided by Seller’s property management team.

(g)    Termination of Existing Management and Leasing Brokerage Agreements. Terminate management and leasing brokerage agreements with respect to each Constituent Real Property, if any, as of the Closing Date, at Seller’s sole cost and expense. On the Closing Date, there shall be no contract or agreement in effect between Seller and any party for management or leasing of any Constituent Real Property after the Closing Date. Without limitation on the foregoing, in no event shall Purchaser be obligated to employ any of Seller’s employees or property managers from and after the Closing.

(h)    Transfer of Warranties. Seller shall: (i) promptly deliver written notice to any party (“Warrantor”) that is liable for any assignable roof, HVAC, LED lighting, sprinkler system or other material warranty that is outstanding with respect to the Improvements (collectively “Warranties”), (ii) use commercially reasonable efforts to cause the Warrantor to deliver to Seller all forms and other requirements for the assignment of the Warranty to Purchaser at or following the Closing (“Warranty Assignment Package”); (iii) keep Purchaser reasonably informed as to the status of Seller’s efforts to cause the Warranties to be assigned to Purchaser at Closing and no later than the expiration of the Property Approval Period, deliver to Purchaser a list of all of the Warranties, together with a written report on the status of the transfer of the same to Purchaser as of the Closing. To the extent any Warranty is not validly assigned at Closing (because, for example, a consent was not obtained), Seller shall continue after Closing to cooperate with Purchaser to have such Warranties validly assigned to Purchaser. All costs associated with the transfer of the Warranties to Purchaser, including any transfer fees (collectively, “Warranty Transfer Costs”) for the roof, shall be paid by Seller. Any other
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Warranty Transfer Costs shall be paid by Purchaser. The obligation to cooperate to transfer Warranties after Closing and to pay the costs of such transfer will survive Closing.

(i)    Encumbrances. From the Effective Date until Closing, Seller shall not sell, transfer or otherwise dispose of the Real Property, or any portion thereof, nor enter into any deeds, mortgages, restrictions, encumbrances, liens or other instruments or agreements affecting the Property (or amendments thereto) without the prior written consent of the Purchaser.

Whenever in this Section 7.1 Seller is required to obtain Purchaser’s approval with respect to any transaction or agreement described therein, Seller shall provide a written notice (in accordance to the notice requirements set forth in Section 14.1) that describes the proposed matter in reasonable detail, contains a complete copy of any proposed lease, lease amendment, contract or other proposed agreement relating thereto, and contains the following statement (in capital letters): “NOTE: FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN FIVE (5) BUSINESS DAYS WILL RESULT IN A DEEMED APPROVAL” (any such notice, an “Approval Request Notice”). Purchaser shall, within five (5) Business Days after receipt of Seller’s Approval Request Notice, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its approval or disapproval within said five (5) Business Day period, Purchaser shall be deemed to have approved same.

Section 7.2    Tenant Estoppel Certificates; SNDAs. Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser not later than five (5) Business Days prior to the Closing Date, tenant estoppel certificates (each, an “Estoppel Certificate”) dated no earlier than forty-five (45) days prior to the originally scheduled Closing Date, without modification from the form of estoppel certificate attached hereto as Exhibit B (other than in immaterial or de minimis respects), or, if a Tenant Lease specifies or contemplates another form of tenant estoppel certificate, then such other specified or contemplated form) from all of the Tenants (other than Purchaser) (collectively, the “Required Estoppel Certificates”). Notwithstanding the foregoing, if any executed Estoppel Certificate discloses (i) a default, failure or breach by Seller under the applicable Tenant Lease, (ii) any matter which is inconsistent in any material respect with Seller’s representations or warranties in Section 8.1(h) below, or (iii) any adverse matter which is inconsistent in any material respect with the terms and conditions of the applicable Tenant Lease, then such Estoppel Certificate shall not constitute a Conforming Estoppel Certificate. Purchaser and Seller each acknowledge and agree that any Estoppel Certificate may name parties in addition to Purchaser, including Purchaser’s lenders. Purchaser shall have the one-time right, upon not less than three (3) Business Days prior written notice to the Seller, to extend the Closing Date for up to an additional fifteen (15) days in order to allow Seller to obtain the Required Estoppel Certificates, and Seller shall have the one-time right, upon not less than three (3) Business Days prior written notice to the Purchaser, to extend the Closing Date for up to an additional fifteen (15) days in order to obtain the Required Estoppel Certificates. If, despite Seller’s commercially reasonable efforts, Seller fails to obtain the Required Estoppel Certificates in accordance with the provisions of this Section 7.2, the same shall not constitute a default by Seller under this Agreement, and Purchaser’s sole and exclusive remedy for Seller’s failure to obtain the Required Estoppel Certificates prior to the Closing Date notwithstanding Seller’s commercially reasonable efforts shall be to either (A) terminate this Agreement and receive a refund of the Deposit in accordance with Section 10.9 below or (B) proceed with Closing and waive the condition precedent related to the Required Estoppel Certificates. Upon the written
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request of Purchaser, Seller hereby agrees to forward Purchaser’s lender’s form of Subordination, Non-Disturbance and Attornment Agreement (if any) to each Tenant (each, a “SNDA”). Following the end of the Property Approval Period, or earlier with Seller’s prior written consent, Seller shall permit Purchaser to contact Tenants directly to negotiate, finalize and obtain SNDAs. Receipt of the SNDAs shall not be a condition to Closing, and any failure by Seller to obtain the same shall not constitute a default by Seller under this Agreement.

Section 7.3    Contracts. On or prior to the expiration of the Property Approval Period, Purchaser will advise Seller in writing, in Purchaser’s sole and absolute discretion, of which Service Contracts it will assume and which Service Contracts Seller must terminate at or prior to Closing. Seller shall, at Seller’s sole cost, terminate as of or prior to Closing any such Service Contracts which Purchaser does not agree to assume. All management and leasing brokerage agreements shall be terminated by Seller at or before the Closing in accordance with Section 7.1(g).

Section 7.4    REA Estoppels. Seller shall promptly request an estoppel certificate in a form reasonably acceptable to Purchaser (each, an “REA Estoppel”) from each party to each Reciprocal Easement Agreement and shall use commercially reasonable efforts (without cost or liability to Seller other than customary legal fees) to obtain such estoppel certificates, provided that Seller’s inability to deliver such estoppel certificates, despite such commercially reasonable efforts, shall not be deemed a default hereunder. Seller shall deliver to Purchaser a complete copy of each REA Estoppel received by Seller or its agent promptly upon receipt thereof.

Section 7.5    Exclusivity. After the commencement of the Restricted Period, none of Seller, its Affiliates or their respective agents shall make, accept, negotiate, facilitate, or otherwise pursue any offers for sale, purchase or refinancing of the Property.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

Section 8.1    Seller’s Representations and Warranties. Subject to the limitations set forth in Article XVI of this Agreement and the remainder of this Section 8.1, Seller represents and warrants to Purchaser, as of the Effective Date and as of the Closing Date, the following:

(a)    Status. Seller is a limited partnership, duly organized, validly existing and qualified to do business under the laws of the State of Texas.

(b)    Authority. Seller has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement, each Closing Document and all other agreements, instruments and documents herein required to be made or delivered by Seller hereto, and the execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by general equitable principles and principles governing creditors’ rights generally. No authorization, consent, or approval of any Authorities or any other person or entity is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder.
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(c)    Non-Contravention. The execution and delivery of this Agreement by Seller and the performance by Seller of Seller’s obligations under this Agreement will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which Seller is bound.

(d)    Suits and Proceedings, No Violation Notices. Seller has received no written notice of any legal actions, suits or similar proceedings pending, served or threatened with respect to the Property, Seller or Seller’s ownership or operation of the Property, including without limitation condemnation, takings or similar proceedings; and Seller has received no written notice of any violations of any laws, codes, statutes, or other governmental regulation or restrictive covenant relating to the Property; and there are no pending or, to Seller’s knowledge, threatened challenges relating to any Licenses or Permits relating to the Property.

(e)    Non-Foreign Entity. With respect to Seller, either (1) Seller is not a disregarded entity as defined in Section 1445 of the Code and Seller is not a nonresident alien individual, foreign partnership, foreign person, foreign corporation, foreign trust or foreign estate, as those terms are defined in the Code or (2) Seller is a disregarded entity as defined in Section 1445 of the Code, but the entity treated as the owner of Seller for income tax purposes is not a nonresident alien individual, foreign partnership, foreign person, foreign corporation, foreign trust or foreign estate, as those terms are defined in the Code.

(f)    Bankruptcy. Seller is not insolvent, has not been adjudicated as bankrupt, and is not a party to any voluntary or involuntary proceedings in bankruptcy, reorganization or similar proceedings under the Federal bankruptcy laws or under any state laws relating to the protection of debtors (a “Bankruptcy Proceeding”), or subject to any general assignment for the benefit of creditors, and, to Seller’s knowledge, no such action has been threatened against the Seller or the Property in writing.

(g)    Non-Foreign Assets. Seller is in compliance with the requirements of the Executive Order and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Executive Orders in respect thereof (the Executive Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Seller: (i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Executive Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); (ii) has not been determined by competent authority to be subject to the prohibitions contained in the Orders; and (iii) Seller is not controlled by, and to Seller’s knowledge is not owned by and does not act for or on behalf of, any person or entity on the Lists or any other person or entity that has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(h)    Tenant Leases. Before the Effective Date, Seller has delivered or made available to Seller in the Data Room true, correct and complete copies of all Tenant Leases in effect as of the Effective Date, all related guaranties, and all amendments, modifications and
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supplements thereto. As of the Effective Date, the rent roll attached hereto as Schedule 8.1(h) (the “Rent Roll”) is true, correct and complete in all material respects and is the rent roll that Seller relies upon and uses in the ordinary course of its business. There are no leases, licenses or other occupancy agreements to which Seller is a party or is bound affecting any portion of the Real Property other than the Tenant Leases set forth on the Rent Roll or entered into after the Effective Date in accordance with this Agreement. Seller is the sole owner of the lessor’s interest in all of the Tenant Leases. As of the Effective Date, except as expressly disclosed in the Rent Roll: (1) each Tenant Lease is in full force and effect and constitutes the entire agreement between the applicable Seller and Tenant with respect to the Property; and (2) there are no Tenant Leases that give any Tenant the right to purchase the Property or any part thereof. All security deposits paid by Tenants under the Tenant Leases in effect on the Effective Date are shown on the Rent Roll, and the Rent Roll accurately identifies whether such deposits are in the form of cash, letter of credit or another form. As of the Effective Date, the arrearages schedule that is either contained within or attached to the Rent Roll is true, correct and complete in all material respects. All Existing Leasing Costs (as defined in Section 10.4(g)) are accurately set forth on Exhibit G.
(i)    Service Contracts. Except for the Service Contracts listed on Schedule 8.1(i) hereto, or entered into after the Effective Date in accordance with this Agreement (and any Service Contracts that Purchaser elects to assume pursuant to Section 7.3 hereof), there are no Service Contracts to which Seller is a party and by which it is bound that will be binding on Purchaser or the Property after Closing. As of the Effective Date, Schedule 8.1(i) hereto contains a true, correct and complete list of all Service Contracts. Before the Effective Date, Seller has delivered or made available to Purchaser true, correct and complete copies of the Service Contracts (and all amendments, modifications, extensions and supplements thereto), and the same constitute the entire agreement between Seller and the respective counterparty relating to the Property. As of the Effective Date, Seller has not received nor delivered any written notice of any default under any Service Contract that has not been cured or waived in writing.

(j)    ERISA. Seller is not, and is not acting on behalf of, (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”)) that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code (each of the foregoing a “Plan”), (iii) an entity or account the assets of which constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA, or (iv) a “governmental plan” within the meaning of Section 3(32) of ERISA.

(k)    Hazardous Substances. Except as set forth on Schedule 8.1(k), Seller has not received any written notice of: (1) the presence of any Hazardous Substances at the Property in violation of any Environmental Law or that require any remediation under applicable Environmental Laws; or (2) the presence of any underground storage tanks on any portion of the Property (other than as disclosed in any environmental reports provided to Purchaser before the Effective Date).

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(l)    Personal Property. The Personal Property listed on Schedule 8.1(l) constitutes all of the material Personal Property owned by Seller and currently used in connection with the ownership and operation of the Improvements.

(m)    No Preemptive Rights. Seller is the sole legal fee owner of the Property, and is not holding fee title as a nominee for any other person or entity. Seller has not granted any option, right of first or last refusal, right of first offer, or similar right to purchase the Property or any portion thereof to any party.

(n)    Employees. No individuals have been or presently are employed by Seller and there are no employment agreements to which Seller is party, which will be binding on Purchaser or the Property after the Closing. Following the Closing, there will be no obligations concerning any pre-Closing employees or property manager with which Seller has entered into a property management agreement, which will be binding on Purchaser or the Property.

(o)    Definition of Seller’s Knowledge. The individual or individuals named in the definition of “To Seller’s knowledge” herein are the representatives of the entity that controls Seller who as of the Effective Date, are most familiar with the ownership, leasing and operation of the Property on a daily basis.

Seller’s representations and warranties set forth in this Agreement and in the Closing Documents (collectively, the “Seller Representations”) are qualified by all matters that are within Purchaser’s knowledge as of the Closing. For purposes of this Agreement, a matter or state of facts shall be deemed to be within Purchaser’s knowledge if (and only if): (1) it is expressly disclosed in any executed Estoppel Certificate received by Purchaser before the Closing; (2) it is expressly contained in the Documents or any other documents delivered to or made available to Purchaser by or on behalf of Seller not less than two (2) Business Days before the Closing; (3) it is expressly disclosed in writing to Purchaser promptly after Seller receives or otherwise obtains such information with notice to Purchaser of same and in any event not less than two (2) Business Days before Closing; or (4) it is otherwise actually known to Purchaser’s Representative before the Closing. For purposes of this Agreement, Documents and other information and agreements shall be considered to have been delivered to or made available to Purchaser only if, not less than two (2) Business Days before the expiration of the Property Approval Period (or if received or otherwise obtained by Seller after the expiration of the Property Approval Period, promptly after Seller receives or otherwise obtains such information with notice to Purchaser of same), but in any event, no less than two (2) Business Days before Closing, such documents, agreements or information are placed into the following data site (the “Data Room”): If Seller has actual knowledge that any of the representations and warranties contained in this Section 8.1 may cease to be true, Seller shall give prompt written notice to Purchaser (which notice shall include copies of the instrument, correspondence, or document, if any, upon which Seller’s notice is based and include a specific reference to the applicable Seller Representation) and Seller shall have the opportunity to cure the same in accordance with this paragraph (provided, that, such cure shall be completed prior to the scheduled Closing Date). In the event Seller elects not to, does not, or cannot cure, the inaccurate representation or warranty pursuant to its cure rights in this paragraph, then Seller shall be deemed unable to meet the condition precedent set forth in Section 10.8 and Purchaser may terminate this Agreement by written notice to Seller and the Title Company shall promptly return the Deposit to Purchaser,
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and the parties hereto shall thereafter have no further obligation to each other, except for the Termination Surviving Obligations.

Section 8.2    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller the following:

(a)    Status. Purchaser is a corporation, duly organized and validly existing under the laws of the State of Nevada.

(b)    Authority.    The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been (or shall be as of the Closing) duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by general equitable principles and principles governing creditors’ rights generally. To Purchaser’s knowledge, no authorization, consent, or approval of any governmental authority or any other person or entity is required for the execution and delivery by Purchaser of this Agreement or the performance of its obligations hereunder.

(c)    Non-U.S. Pension Plan. The execution and delivery of this Agreement, the performance of Purchaser’s obligations hereunder and the consummation of the transactions contemplated hereby, including, without limitation, the purchase and holding of the Property, do not and will not result in a violation of any law, statute, regulation, administrative decision, policy or any other legal authority applicable to any employee benefit plan or arrangement not subject to Title I of ERISA, or Section 4975 of the Code, but subject to provisions under any other federal state, local, non-U.S. or other laws or regulations that are substantively similar to such provisions of ERISA or the Code.

(d)    Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.

(e)    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or, subject to Section 5.4, the performance by Purchaser of the transactions contemplated hereby.

(f)    Prohibited Persons. Purchaser is in compliance with the requirements of the Orders. Purchaser: (i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Executive Order and/or on any other List; (ii) has not been determined by competent authority to be subject to the prohibitions contained in the Orders; and (iii) Purchaser is not controlled by, and to Purchaser’s knowledge is not owned by and does not act for or on behalf of, any person or entity on the Lists or any other person or
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entity that has been determined by competent authority to be subject to the prohibitions contained in the Orders.

ARTICLE IX
CONDEMNATION AND CASUALTY

Section 9.1    Significant Casualty. If, prior to the Closing Date, all or any portion of the Real Property and the Improvements thereon is destroyed or damaged by fire or other casualty, Seller will promptly notify Purchaser in writing of such casualty, which notice shall include a reasonably detailed description thereof, including the estimated cost to repair (any such notice, a “Casualty Notice”). Purchaser will have the option, in the event all or any Significant Portion of such Real Property or Improvements thereon is so destroyed or damaged, to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller’s Casualty Notice. If this Agreement is terminated, the Deposit will promptly be returned to Purchaser, without further notice to, or consent from, Seller or any other person being required, and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Seller will repair such damage at Seller’s expense as and when required by any Tenant Lease, applicable law or, with Purchaser’s prior written consent which may not be unreasonably withheld, conditioned or delayed, prudent ownership and management standards. If repairs are not required by any Tenant Lease, applicable law or prudent ownership and management standards, or cannot be completed prior to the Closing Date, Seller will not be obligated to repair such damage or destruction, and if Purchaser does not elect to terminate this Agreement but instead elects to proceed to Closing, (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable third party out-of-pocket collection costs and less any reasonable, out-of-pocket, third party amounts expended by Seller to make any repairs or to remedy any unsafe conditions at the Real Property (as documented to Purchaser’s reasonable satisfaction), other than repairs which are the responsibility of Tenants under Tenant Leases (or, if such proceeds have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Real Property attributable to periods prior to the Closing (as documented to Purchaser’s reasonable satisfaction)), (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price; provided, however, that the Purchase Price shall be reduced by any applicable deductible or uninsured portion of the casualty, and (c) Seller shall not compromise, settle, or adjust any claims to such insurance proceeds without Purchaser’s prior written consent, which may not be unreasonably withheld, conditioned or delayed. If the Closing Date would otherwise occur sooner, it shall automatically be extended to the date that is twenty (20) Business Days after written notice from Seller to Purchaser of the casualty.

Section 9.2    Casualty of Less Than a Significant Portion. If less than a Significant Portion of the Real Property and the Improvements thereon is damaged as aforesaid, Purchaser shall not have the right to terminate this Agreement and Seller will not be obligated to repair such damage or destruction unless failure to promptly do so would constitute a default under any Tenant Lease, a violation of applicable law or risk to health or safety, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable third party out-of-
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pocket collection costs documented to Purchaser’s reasonable satisfaction (or, if such proceeds have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Constituent Real Property attributable to periods prior to the Closing (as documented to Purchaser’s reasonable satisfaction)), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy, and/or any uninsured portion of such casualty, less any third party amounts expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Real Property (in each case as documented to Purchaser’s reasonable satisfaction), other than repairs which are the responsibility of Tenants under Tenant Leases.

Section 9.3    Condemnation of Property. In the event of condemnation or sale or proceeding in lieu of condemnation of all or any Significant Portion of the Real Property and the Improvements thereon or if Seller shall receive an official notice from any governmental authority having eminent domain power over the Real Property and the Improvements thereon of its intention to take, by eminent domain proceeding or otherwise, all or any Significant Portion of the Real Property and the Improvements thereon, Purchaser will have the option, by providing Seller written notice within ten (10) days after receipt of Seller’s written notice of such condemnation or sale (the “Condemnation Notice”), of terminating Purchaser’s obligations under this Agreement or electing to have this Agreement remain in full force and effect. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence, Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Real Property and the Improvements thereon, and Purchaser will take title to the Real Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser’s obligations under this Agreement under the provisions of this Section 9.3, the Deposit will promptly be returned to Purchaser, without further notice to, or consent from, Seller or any other person being required, and neither Seller nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and after such taking, in Purchaser’s reasonable determination, the surface may be used in substantially the same manner as though such rights have not been taken, Purchaser will not be entitled to terminate this Agreement as to any part of the Property, but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing. If the Closing Date would otherwise occur sooner, it shall automatically be extended to give Purchaser the full ten (10) day period following receipt of the Condemnation Notice to make an election.

Section 9.4    Post-Closing Cooperation. If any insurance or condemnation proceeds paid or payable on account of a fire (or other casualty) or any taking or condemnation are to be assigned to Purchaser in accordance with the provisions of this Agreement, Seller shall cooperate as reasonably requested by Purchaser, at Purchaser’s sole cost and expense, to effectuate such assignment (including, if necessary, prosecuting claims in Purchaser’s name or for Purchaser’s
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benefit), and Seller’s obligation to so cooperate shall survive the Closing. The provisions of this Section 9.4 shall survive the Closing.

ARTICLE X
CLOSING

Section 10.1    Closing. The Closing of the sale of the Property by Seller to Purchaser will occur on the Closing Date through the escrow established with the Title Company. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.

Section 10.2    Purchaser’s Closing Obligations. On or before the Deposit Time, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.3, for delivery to Seller at Closing as provided herein:

(a)    The Purchase Price, after credit for the Deposit and all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.2;

(b)    Two (2) counterparts of the General Assignment attached hereto as Exhibit C (the “General Assignment”), duly executed by Purchaser;

(c)    Subject to Section 10.7, a counterpart of each of the Tenant Notice Letters (as defined in Section 10.7 below), duly executed by Purchaser;

(d)    The Property Management Agreement (as hereinafter defined), duly executed by Purchaser;

(e)    Such disclosures and reports as are customarily required from a buyer by applicable state and local law in connection with the conveyance of real property, including, but not limited to, transfer tax forms; and

(f)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement (as defined in Section 10.4), duly executed and delivered.

Section 10.3    Seller’s Closing Obligations. Seller, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.3 on or before the Deposit Time (provided that items (k), (l), and (m) may be delivered to Purchaser outside of escrow upon receipt of the Purchase Price):

(a)    A Special Warranty Deed substantially in the form attached hereto as Exhibit D (the “Deed”), duly executed and acknowledged by Seller conveying title in fee simple to the Real Property and the Improvements, subject only to the Permitted Exceptions.

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(b)    Two (2) counterparts of the General Assignment, duly executed by Seller;

(c)    The Tenant Notice Letters, duly executed by Seller;

(d)    The Property Management Agreement, duly executed by Property Manager (as hereinafter defined);

(e)    A certificate in the form attached hereto as Exhibit E, as applicable (each, a “Certificate as to Foreign Status”), duly executed by or on behalf of Seller certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;

(f)    The Tenant Deposits as part of an adjustment to the Purchase Price. In the event the Tenant Deposits are in the form of a letter of credit, then Seller shall deliver at Closing the original letter(s) of credit, together with documentation sufficient to cause the letter(s) of credit to be assigned to Purchaser upon approval thereof by the issuer of the letter(s) of credit. If any security deposit that is comprised of a letter of credit is not actually transferred to Purchaser effective as of the Closing, (1) Seller and Purchaser shall cooperate with each other following the Closing so as, as soon as reasonably possible, to transfer the same to Purchaser or obtain a replacement letter of credit with respect thereto in favor of Purchaser, (2) until any such letter of credit shall be transferred to Purchaser or replaced by a new letter of credit in favor of Purchaser, Seller shall hold the existing letter of credit on behalf of, and as agent for, Purchaser, and shall act with respect thereto solely as directed by Purchaser (including drawing on the same and delivering the proceeds thereof to Purchaser if Purchaser so directs). Purchaser shall indemnify, defend and hold harmless Seller from any and all loss, cost, damage or liability (including reasonable attorneys’ fees) incurred by Seller as a result of Seller acting, following the Closing, with respect to any such letter of credit in accordance with Purchaser’s written directions. Any applicable fees and charges imposed by the issuer(s) to effect a transfer of letter of credit or other non-cash security deposits shall be paid by Seller to the extent not the obligation of the subject Tenant under its Tenant Lease. The provisions of this Section 10.3(e) with respect to the post-Closing transfer of letters of credit (or other non-cash security deposits) to Purchaser shall survive the Closing;

(g)    All original Estoppel Certificates and REA Estoppels (as applicable);

(h)    An updated Rent Roll and arrearages report with respect to each Constituent Real Property, certified by the Seller to be true, correct and complete (except in any de minimis or immaterial respect), each dated not earlier than one (1) Business Day prior to the Closing Date;

(i)    Evidence of the payment in full by Seller of all Existing Leasing Costs and any other amounts that were due and payable by the landlord under the Tenant Leases before the Closing and/or a credit against the Purchase Price in the amount of any unpaid Existing Leasing Costs or other such amounts;

(j)    Evidence reasonably satisfactory to Purchaser of termination of (1) all property management agreements and leasing brokerage agreements relating to any Constituent
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Real Property and (2) all other Service Contracts to be terminated by Seller pursuant to Section 7.3;

(k)    Such affidavits, documents and certifications as the Title Company may reasonably require with respect to the issuance of the Title Policy to Purchaser in accordance with Section 6.3, including a debt, liens and possession affidavit, and such evidence or documents as may be reasonably required by the Title Company (A) to allow it to delete any exceptions for: (i) mechanics’ or materialmen’s liens granted or created by Seller; or (ii) parties in possession other than the Tenants, as Tenants only, under the Tenant Leases; or (B) relating to the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property;

(l)    Originals or, if unavailable, copies, of all permits, licenses and approvals relating to the ownership, use or operation of the Real Property, books and records, plans, specifications, guaranties and warranties relating to the ownership, use or operation of the Property, all to the extent in Seller’s possession or control;
(m)    The Personal Property;

(n)    All keys and combinations to the Improvements which are in Seller’s possession or control;

(o)    Such disclosures and reports as are customarily required from a seller by applicable state and local law in connection with the conveyance of real property, including, but not limited to, transfer tax forms; and

(p)    Such other documents as may be reasonably required by the Title Company to issue the Title Policy or as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement duly executed and delivered.

Section 10.4    Prorations.

(a)    The day of Closing shall belong to Purchaser and all prorations hereinafter provided to be made as of 11:59 pm (Central time) on the day immediately preceding the Closing Date (the “Closing Time”). Seller will be charged and credited for each proration set forth below (collectively, the “Proration Items”), relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser’s approval at least five (5) Business Days prior to the Closing Date (the “Closing Statement”); and Seller shall provide Purchaser with evidentiary documentation of such estimated Closing prorations when reasonably requested by Purchaser. The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash
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to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received (but in any event, no later than the outside time periods provided in this Section 10.4), re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser.

(b)    Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Seller and attributable to any period following the Closing Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rentals, if any, received by Seller after Closing and properly attributable to any period following the Closing Time. “Rentals” as used herein includes all rent payable under the Tenant Leases (excluding Tenant payments for Expense Reimbursements (as defined in Section 10.4(c) below) and other collected income from the Property, excluding specific tenant billings which are governed by Section 10.4(d) below. Rentals are “Delinquent” if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. Without limitation on the foregoing rights of Seller, to the extent Purchaser receives Rentals on or after the Closing Date, from any Tenant (excluding Tenant payments for Expense Reimbursements attributable to the period prior to the Closing Time governed by Section 10.4(c) below and Tenant specific billings for Tenant work orders and other specific services as described in and governed by Section 10.4(d) below, which shall be payable to and belong to Seller in all events), such Rentals will be applied first, to Purchaser’s reasonable cost of collection, second, to Rentals due for any period after the Closing Time, until all such amounts are paid in full to Purchaser, and then, to Rentals for the month of Closing, and then to prior delinquencies owed by such Tenant to Seller for the period prior to the Closing Time. From and after the Closing, Seller shall have no right to pursue the collection of Delinquent Rentals or to institute any litigation or eviction proceeding regarding the same. Following the Closing for a period of ninety (90) days, Purchaser shall use commercially reasonable efforts (in accordance with its ordinary course of its business) to collect Rentals that are Delinquent as of the Closing, provided that Purchaser shall have no obligation to issue any default notices, terminate any Tenant Lease, apply any security deposit or institute litigation or eviction proceedings regarding the same. Any sums collected by Purchaser and due Seller pursuant to the terms of this Agreement will be promptly remitted to Seller, and any sums collected by Seller and due Purchaser pursuant to the terms of this Agreement will be promptly remitted to Purchaser, in all instances within fourteen (14) days after collection. Seller will promptly notify Purchaser if it receives any Rentals following Closing and, if Purchaser notifies Seller that it is owed Rentals from the Tenant who paid such Rentals, then Seller will promptly turn over such Rentals to Purchaser for apportionment in accordance with this Agreement, subject to Section 10.4(c) or (d) below, if applicable.

(c)    Seller, as landlord under the Tenant Leases, is currently collecting from the Tenants under the Tenant Leases additional rent (collectively, “Expense Reimbursements”) to cover taxes, insurance, utilities (to the extent not paid directly by Tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Property. Purchaser and Seller acknowledge and agree that Expense Reimbursements which Seller has collected from Tenants under the Tenant Leases for calendar year 2026 from January 1, 2026,
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through and including the date immediately prior to the Closing Date (“Seller’s Reconciliation Period”), have not yet been reconciled with the Tenants to the extent Seller’s recovery of such expenses from the Tenants for such period exceeds, or is less than, the actual amount of Operating Costs for such period (the “Tenant Reconciliation”). In connection with the Tenant Reconciliation, the parties agree that within a reasonable time after Closing (not to exceed ninety (90) days after Closing), Seller shall deliver to Purchaser the data reasonably supporting the Expense Reimbursements Seller collected from the Tenants during Seller’s Reconciliation Period and the amount of Operating Costs actually paid by Seller during Seller’s Reconciliation Period. If a Tenant has underpaid such Operating Costs, Purchaser shall bill the Tenant for such Operating Costs and shall remit any amounts actually received with respect to such underpaid Operating Costs to Seller promptly upon receipt form the particular Tenant. If a Tenant has overpaid Operating Costs, Seller shall promptly remit to Purchaser landlord’s portion of such overpaid Operating Costs. All Expense Reimbursements received by Purchaser following the Closing shall be applied against Operating Costs accrued during Purchaser’s ownership unless a Tenant has specified in writing that such payment relates to an amount due prior to the Closing. Operating Costs for Seller’s period of ownership shall be reasonably estimated by the parties if final bills are not available. Operating Costs that are payable by Tenants directly to the applicable service providers shall not be prorated between Seller and Purchaser.

(d)    With respect to specific Tenant billings for work orders, special items performed or provided at the request of a given Tenant or other specific services, which are collected by Purchaser or Seller after the Closing Time but relate to any such specific services rendered by Seller or its property manager prior to the Closing Time and which are identified on the Tenant’s payment as relating to such specific services or which are clearly identifiable as being payment for any such specific services, provided Seller delivers to Purchaser on or prior to Closing detailed documentation supporting these items. Purchaser shall use commercially reasonable efforts (in accordance with its ordinary course of its business) for a period of ninety (90) days after the Closing, at no out-of-pocket cost to Purchaser, to collect the special service billing and cause any collected amounts to be paid to Seller, or Seller may retain such payment if such payment is received by Seller after the Closing Time, with notice to Purchaser that Seller has received payment of same.

(e)    Real estate taxes and assessments imposed by governmental authority that are not yet due and payable and that are not payable by Tenants under the Tenant Leases directly to the governmental authorities shall be prorated as of the Closing based upon the most recent ascertainable assessed values and tax rates. Purchaser shall receive a credit at Closing in the amount of all unpaid real estate taxes and assessments attributable to the period of January 1, 2026 through the Closing Time. Seller shall receive a credit for any taxes and assessments paid by Seller and applicable to any period after the Closing. Any delinquent taxes and assessments will be paid by Seller at Closing.

(f)    Seller shall arrange for a billing under all those Service Contracts that Purchaser has elected to assume pursuant to Section 7.3 hereof and for which fees are based on usage and with utility companies for a billing for utilities, to include all utilities or services used up to the Closing Time, and Seller shall pay the resultant bills. In the event any of the Service Contracts that Purchaser has elected to terminate extend over periods beyond the Closing Time, Seller shall be solely responsible for the timely payment of any amounts applicable to such
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Service Contracts. Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers.

(g)    For the purposes hereof, “Leasing Costs” means any Leasing Commissions (as hereafter defined) and any out-of-pocket payments required under a Tenant Lease to be paid by the landlord thereunder (including the cost of work to be performed by or on behalf of the landlord) to or for the benefit of the Tenant thereunder, which is in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, and other work allowances, lease buyout costs, and moving allowances. “Leasing Commissions” shall mean any leasing commission payable to any broker in connection with a Tenant Lease for the initial term of any Tenant Lease or in connection with any renewal, or extension period and/or expansion option. At or before the Closing, Seller shall pay (or provide Purchaser with a credit against the Purchase Price in the amount of) all Leasing Costs relating to or arising from any Tenant Lease or renewal, amendment, modification or supplement thereto, executed prior to the Effective Date (other than any Leasing Costs that relate to the exercise, after the Effective Date, of a renewal or expansion option set forth in the Tenant Leases as of the Effective Date), all of which are specifically identified on Exhibit G attached hereto (collectively, the “Existing Leasing Costs”). Following the Closing, Purchaser shall be responsible for the payment of all Leasing Costs relating to or arising from any Tenant Lease or renewal, amendment, modification or supplement thereto, executed from or after the Effective Date, in accordance with this Agreement. If, as of the date of Closing, Seller shall not have paid any of the Existing Leasing Costs identified on Exhibit G attached hereto (as documented to Purchaser’s reasonable satisfaction), Purchaser shall receive a credit against the Purchase Price at Closing in an amount equal to such unpaid Existing Leasing Costs and Purchaser shall assume (to the extent of such credit) the obligation to pay same. Following the Closing, Purchaser will be solely responsible for and shall pay all “New Tenant Costs,” which means any Leasing Costs for any spaces within the Property that are not leased as of the Effective Date, but thereafter are leased to third parties by Seller in compliance with this Agreement or for which Tenant Leases in effect as of the Effective Date are renewed, expanded or extended after the Effective Date, whether pursuant to a renewal, expansion or extension option set forth in the applicable Tenant Lease as of the Effective Date or otherwise. If Seller has paid any New Tenant Costs prior to the Closing, then such costs (as documented to Purchaser’s reasonable satisfaction) shall be a credit to Seller at Closing; if such New Tenant Costs have not been paid by Seller prior to the Closing, then Purchaser shall be responsible for paying the same after the Closing.

(h)    At Closing, Seller shall provide Purchaser with a credit for any abated and/or free rent/zero rent (including any abated common area maintenance and other operating expenses) under any Tenant Lease that is executed on or before the Effective Date and that is applicable to the period from and after the Closing.

(i)    All other items of operating income and expense with respect to the Property that are customarily apportioned in connection with real estate closings of commercial properties located in Texas shall be apportioned in accordance with customary closing practices.

(j)    If final prorations cannot be made at Closing for any item being prorated under this Section or if any of the aforesaid prorations were calculated inaccurately, then
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Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as reasonably possible after the Closing Date, to the effect that income and expenses are received and paid by the parties on a cash basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. The provisions of this paragraph shall survive the Closing for one (1) year (and thereafter with respect to any written claim made by Seller or Purchaser within such period).

(k)    PURCHASER WILL INDEMNIFY, DEFEND, AND HOLD SELLER HARMLESS FROM AND AGAINST ALL DEMANDS AND CLAIMS MADE BY TENANTS ARISING OUT OF THE TRANSFER OR DISPOSITION OF ANY TENANT DEPOSITS BUT ONLY TO THE EXTENT SUCH TENANT DEPOSITS HAVE BEEN ACTUALLY TRANSFERRED TO PURCHASER AND WILL REIMBURSE SELLER FOR ALL REASONABLE ATTORNEYS’ FEES INCURRED OR THAT MAY BE INCURRED AS A RESULT OF ANY SUCH CLAIMS OR DEMANDS AS WELL AS FOR ALL LOSSES, EXPENSES, VERDICTS, JUDGMENTS, SETTLEMENTS, INTEREST, COSTS AND OTHER EXPENSES INCURRED OR THAT MAY BE INCURRED BY SELLER AS A RESULT OF ANY SUCH CLAIMS OR DEMANDS BY TENANTS. THE INDEMNITY SET FORTH IN THIS PARAGRAPH SHALL SURVIVE CLOSING.

Section 10.5    Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property and Improvements, subject only to the Tenant Leases and the Permitted Exceptions.

Section 10.6    Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

(a)    Purchaser will pay (i) all premiums for the area and boundary deletion and any endorsements or modifications to the Title Policy requested by Purchaser, (ii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements or deletions, (iii) Purchaser’s attorney’s fees, (iv) 1/2 of any escrow fee, (v) recording fees (other than the recording fees to be paid by Seller in accordance with Section 10.6(b)), and (vi) other expenses stipulated to be paid by Purchaser under other provisions of this Agreement;

(b)    Seller will pay (i) the basic premium for the Title Policy, except for the premiums for the area and boundary deletion and any endorsements or modifications requested by Purchaser, which shall be paid by Purchaser, (ii) 1/2 of any escrow fee, (iii) tax certificates, (iv) Seller’s attorneys’ fees, (v) the cost of the Existing Survey, (vi) the cost to record any documents necessary in order for Seller to convey title to the Property as required by this Agreement (including all costs related to obtaining and recording any releases of any mortgages, liens or other encumbrances that are not Permitted Exceptions), and (vii) other expenses stipulated to be paid by Seller under other provisions of this Agreement; and

(c)    Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Seller in accordance with the custom in the county in which the Real Property is located.

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Section 10.7    Post-Closing Delivery of Tenant Notice Letters. Within one (1) Business Day following the Closing, the Title Company shall deliver to Purchaser for Purchaser’s delivery to each Tenant (via overnight mail or certified mail, return receipt requested) a written notice, which notices shall be prepared by Seller using the form attached hereto as Exhibit H and executed by Purchaser and Seller (the “Tenant Notice Letters”). At Seller’s written request, Purchaser shall provide to Seller a copy of each Tenant Notice Letter promptly after delivery of same. This Section 10.7 shall survive Closing.

Section 10.8    General Conditions Precedent to Purchaser’s Obligations Regarding the Closing. In addition to the conditions to Purchaser’s obligations set forth elsewhere in this Agreement, the obligations and liabilities of Purchaser to Close the sale/purchase transaction hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Purchaser to Seller:

(a)    Seller shall have complied with and otherwise performed each of the covenants and obligations of Seller set forth in this Agreement (other than in immaterial or de minimis respects), as of the date of Closing.

(b)    The Title Company shall be committed to issue the Title Policy or a proforma Title Policy to Purchaser as provided in Section 6.3, subject only to the payment of the premium.

(c)    Purchaser shall have received the Required Estoppel Certificates.

(d)    The representations and warranties of Seller set forth in this Agreement being true and correct (other than in immaterial or de minimis respects) as if made as of the Closing, subject to the terms of Section 8.1; provided, however, that (A) with respect to any representation and warranty that is made as of a specified date, this condition shall be satisfied as long as such representation and warranty was true and correct in all respects as of the specified date (other than in immaterial or de minimis respects), except to the extent that the failure of such representation and warranty to be true and correct in all respects (other than in immaterial or de minimis respects) as of the Closing is the result of an action by Seller in violation of this Agreement; and (B) to the extent that any such representation and warranty contains a materiality qualification, it shall be true and correct in all respects as of the Closing (i.e., there shall be no double materiality).

(e)    There shall be no litigation pending that challenges or seeks to prevent the sale of any Constituent Property to Purchaser as contemplated by this Agreement.

Section 10.9    Failure of Condition. If any condition precedent to Purchaser’s obligation to effect the Closing (as set forth in Section 10.8 or elsewhere in this Agreement) is not satisfied by the Closing Date, then Purchaser shall be entitled to terminate this Agreement by notice thereof to Seller and Title Company. If this Agreement is so terminated, then Purchaser shall be entitled to receive the Deposit (and all accrued interest thereon) and neither party shall have any further obligations hereunder, except the Termination Surviving Obligations. Notwithstanding the foregoing, if the applicable conditions precedent are not satisfied due to a default by Seller hereunder, then Article XIII shall govern and this Section 10.9 shall not apply.
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Section 10.10     Post Closing Transfer of Warranties. With respect to any Warranties that are not transferred to Purchaser at Closing, Seller shall cause such Warranties to be transferred to Purchaser as soon as possible following the Closing, and Seller shall pay all related Warranty Transfer Costs for the roof, with Purchaser to pay any other Warranty Transfer Costs. Seller’s and Purchaser’s obligations under this Section 10.10 shall survive the Closing.

ARTICLE XI
BROKERAGE

Section 11.1    Brokers. Seller agrees to pay to 4M Realty Company (“Broker”) a real estate commission in an amount equal to one-half of one percent (0.50%) of the Purchase Price at Closing (but only in the event of Closing in strict compliance with this Agreement) pursuant to a separate written agreement between Purchaser and Broker. Despite the fact that Seller is paying Broker, Purchaser initiated the relationship with Broker, and to the extent allowed by applicable law Purchaser and Seller agree that, notwithstanding the Texas Real Estate License Act, Broker has been retained by and is representing Purchaser. Broker is not Seller's agent or in any manner acting on Seller's behalf, and no oral or written statements, acts or omissions of Broker shall in any manner be binding upon or attributed to Seller. Other than as stated in the first sentence of this Section 11.1, Purchaser and Seller represent to the other that no real estate brokers, agents or finders’ fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and Purchaser and Seller will indemnify, defend and hold the other party harmless from any brokerage or finder’s fee or commission claimed by any person asserting his entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. The provisions of this Article XI will survive any Closing or termination of this Agreement.
ARTICLE XII
CONFIDENTIALITY

Section 12.1    Confidentiality. Seller and Purchaser each expressly acknowledges and agrees that, unless and until the Closing occurs, the transactions contemplated by this Agreement, the terms, conditions, and negotiations concerning the same, and all information obtained in connection with the Property will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective affiliates, agents, representatives, legal counsel, accountants, consultants, advisors, investors (potential and actual), lenders (potential and actual), rating agencies (if Purchaser is financing its acquisition through a loan that may be securitized) officers, investors, clients, partners, members, directors, employees and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder, or for purposes of financing Purchaser’s acquisition, or as otherwise required by applicable law or directed by any Authority. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party’s enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with Authorities required by reason of the transactions provided for herein; provided, however, in the event such disclosure is required pursuant to a subpoena or court order, the applicable
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party shall promptly notify the other party thereof so that the other party may seek a protective order, waive compliance with this Article XII, and/or take any other action mutually agreed upon by the parties. The provisions of this Article XII will survive any termination of this Agreement. From and after Closing, neither Purchaser nor Seller shall issue a press release with respect to the transaction described in this Agreement without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. The terms of the immediately preceding sentence shall survive the Closing.

ARTICLE XIII
REMEDIES

Section 13.1    Default by Seller. In the event the Closing of the transaction provided for herein does not occur as herein provided by reason of any default of Seller, and if such default is not cured within three (3) Business Days of notice of written notice thereof from Purchaser to Seller, Purchaser may, as Purchaser’s sole and exclusive remedy, either: (a) terminate this Agreement, in which event Purchaser will receive from the Title Company the Deposit (less the Independent Consideration), and recover from Seller reimbursement for out-of-pocket costs and expenses incurred by Purchaser in connection with its investigation of the Property and attempt to purchase the Property, not to exceed $75,000 (“Pursuit Costs”), after payment of which Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations; or (b) pursue specific performance of this Agreement, so long as any action or proceeding commenced by Purchaser against Seller shall be filed and served within sixty (60) days after the scheduled Closing Date; provided, that if specific performance is not available because Seller has conveyed an interest in all or a portion of the Property after the Effective Date of this Agreement in violation of this Agreement, (i) the Deposit shall be returned to Purchaser, (ii) Seller shall reimburse Purchaser for its Pursuit Costs, and (iii) in addition to any other remedy available to Purchaser, Purchaser shall have the right to sue Seller for damages in an amount equal to the difference between the purchase price received by Seller from the sale of the Property to such other purchaser and the Purchase Price hereunder. The provisions of this Section 13.1 shall survive the termination of this Agreement.

Section 13.2    Default by Purchaser. If after satisfaction of the conditions precedent to Purchaser’s obligation to purchase the Property in accordance with this Agreement, Purchaser defaults in its obligation to acquire the Property (a “Purchaser Closing Default”), and if such default is not cured within three (3) Business Days from written notice thereof from Seller to Purchaser, Seller may, as Seller’s sole and exclusive remedy at law and in equity, terminate this Agreement and receive the Deposit as liquidated damages, and thereafter, the parties shall have no further rights or obligations hereunder, except with respect to the Termination Surviving Obligations. Purchaser and Seller hereby agree that actual damages would be difficult or impossible to ascertain and such amount is a reasonable estimate of the damages for such breach. The provisions of this Section 13.2 shall survive the termination of this Agreement.

Section 13.3    Incidental, Special, Exemplary, Consequential and Punitive Damages. Each of Seller and Purchaser hereby waive any right to sue the other for any incidental, special, exemplary, consequential or punitive damages for matters arising under this Agreement. This Section 13.3 shall survive Closing or termination of this Agreement.

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ARTICLE XIV
NOTICES

Section 14.1    Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, (b) professional expedited delivery service (such as UPS or Federal Express) with proof of delivery, or (c) electronic mail, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith. All such notices will be deemed to have been given upon actual receipt, or, at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of electronic mail transmission, upon transmission if delivered prior to 5:00 p.m. (Central Time) on a Business Day and, otherwise, on the next Business Day. If a notice is transmitted by email, then a duplicate copy of such notice shall be sent by expedited delivery service (such as UPS or FedEx) within one (1) Business Day thereafter. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

To Purchaser:    with copies (which shall not constitute notice) to:

XPEL, Inc.    Jackson Walker LLP
711 Broadway, Suite 320        1900 Broadway, Suite 1200
San Antonio, Texas 78215-1803        San Antonio, Texas 78215
    Attention:     Barry R. Wood        Attention: James M. McDonough
Email:         Email:

To Seller:    with copies (which shall not constitute notice) to:

c/o Stonelake Capital Partners, LLC    Sheppard, Mullin, Richter & Hampton LLP
100 Crescent Court, Suite 850    845 Texas Avenue, 25th Floor
Dallas, Texas 75201    Houston, Texas 77002
Attention: Kenneth E. Aboussie, Jr.    Attention: Douglas A. Yeager
Email:     Email:

and

c/o Stonelake Capital Partners, LLC
4200 Westheimer, Suite 900
Houston, Texas 77027
Attention: Hunter Sage
Email:

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and

c/o Stonelake Capital Partners, LLC
415 Colorado Street, Suite 1800
Austin, Texas 78701
Attention: Cole Wilson
Email:

ARTICLE XV
ASSIGNMENT AND BINDING EFFECT

Section 15.1    Assignment; Binding Effect. Purchaser will not have the right to assign this Agreement without Seller’s prior written consent, to be given or withheld in Seller’s sole and absolute discretion. Notwithstanding the foregoing, Purchaser may assign this Agreement to one or more Affiliates of Purchaser without Seller’s consent. Upon any permitted assignment, Purchaser and the assignee shall execute and deliver to Seller an assignment and assumption of this Agreement, and all references herein to the Purchaser shall be deemed to be references to such assignee. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.

ARTICLE XVI
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 16.1    Survival of Representations, Warranties and Covenants.

(a)    Following the Closing, Seller shall be liable to Purchaser for any loss, cost or damages suffered by Purchaser as a result of the breach or inaccuracy of any of the Seller Representations; provided, however, that: (i) the total liability of Seller therefor shall not, in the aggregate, exceed ONE MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,350,000.00) (the “Claim Cap”), (ii) Seller shall have no liability for any breach of the Seller Representations unless and until the losses or damages sustained as a result thereof exceed, in the aggregate with respect to all such breaches, SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00) (the “Aggregate Floor Amount”), and (iii) such representations and warranties shall survive the Closing for a period of six (6) months (the “Survival Period”), and no action or proceeding thereon shall be valid or enforceable, at law or in equity, if a written claim is not delivered to Seller within that time. Once Purchaser’s losses or damages sustained as a result of one or more breaches of the Seller Representations exceed, in the aggregate with respect to all such breaches, the Aggregate Floor Amount, Seller shall be liable from the first dollar of such losses or damages, up to an amount equal to the Claim Cap. Seller’s obligations under this Section 16.1(a) shall expressly survive the Closing until the end of the Survival Period (and thereafter with respect to any claim for a breach of any Seller Representation that is made in writing within the Survival Period, until such claim is fully and finally resolved).
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(b)    Notwithstanding the foregoing, following the Closing, Seller shall have no liability with respect to any breach or inaccuracy of Seller’s Representations if, prior to the Closing, such breach or inaccuracy was actually known by Purchaser.

(c)    The Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller or Purchaser under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Closing Documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement.

(d)    As a material inducement to Purchaser to enter into this Agreement, and in furtherance of the foregoing, Stonelake Industrial, L.P., a Delaware limited partnership (“Joinder Party”), joins in the execution of this Agreement for the sole purpose of guaranteeing to Purchaser the payment of any amounts that Seller may owe to Purchaser for Seller’s post-Closing liability under this Section 16.1(a), subject to the Claim Cap, the Aggregate Floor Amount and the Survival Period set forth above (subject to the above carveouts) and the other limitations on Seller’s liability contained herein.

ARTICLE XVII
MISCELLANEOUS

Section 17.1    Waivers. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

Section 17.2    Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then the prevailing party, as determined by a final, non-appealable judgment, will be entitled to have and recover of and from the other party all reasonable attorneys’ fees and costs resulting therefrom. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the reasonable fees and expenses of counsel to the parties hereto, which may include printing, duplicating, freight charges, and fees billed for paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the termination of this Agreement, the Closing and the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
Section 17.3    Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to all terms, conditions, obligations and provisions hereof.

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Section 17.4    Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Any capitalized term used in any exhibit or schedule which is not defined therein will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller are required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.

Section 17.5    Counterparts. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature for each party contemplated to sign this Agreement, will constitute a single, complete and fully executed agreement. An electronic signature of this Agreement (including by DocuSign or similar software) or any other agreements described herein (excluding electronic documents or as may be otherwise required by the parties) shall have the same effect as an original signature.

Section 17.6    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the extent possible.

Section 17.7    Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

Section 17.8    Governing Law. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO A CONTRACT EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION (THE “SPECIFIED COURTS”), AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF THE SPECIFIED COURTS.

Section 17.9    No Recording. The parties hereto agree that neither this Agreement nor any memorandum concerning it will be recorded.

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Section 17.10     Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

Section 17.11     No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

Section 17.12     Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder.

Section 17.13 Exculpation. Except as expressly stated in the Joinder attached hereto with respect to the Joinder Party, in no event whatsoever shall recourse be had or liability asserted against any of Seller’s or Purchaser’s partners, members, shareholders, employees, agents, directors, officers or other owners of Seller or Purchaser or their respective constituent members, partners, shareholders, employees, agents, directors, officers or other owners. Except as expressly stated in the Joinder attached hereto with respect to the Joinder Party, Seller’s and Purchaser’s direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Seller or Purchaser, respectively, under this Agreement and the Closing Documents.

Section 17.14     Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 17.15     Interpretation. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. Each party acknowledges and agrees that this Agreement (a) has been reviewed by it and its counsel, and (b) is the product of negotiations between the parties. In the event of any dispute between the parties concerning this Agreement, the parties agree that any ambiguity in the language of this Agreement is to not to be resolved against Seller or Purchaser, but shall be given a reasonable interpretation in accordance with the plain meaning of the terms of this Agreement and the intent of the parties as manifested hereby.

Section 17.16     Property Management Agreement. Stonelake Property Manager, LLC, a Texas limited liability company (the “Property Manager”) will be engaged as the property manager for the Property at a flat fee of $11,250.00 per month in accordance with the terms of a property management agreement to be entered into between Purchaser and Property Manager at Closing (the “Property Management Agreement”). Seller and Purchaser will negotiate the
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form of the Property Management Agreement in good faith during the Property Approval Period with the goal of agreeing upon the final form of Property Management Agreement no later than two (2) Business Days prior to the end of the Property Approval Period. The initial term of the Property Management Agreement will end on December 31, 2026. Thereafter, the term of the Property Management Agreement shall automatically renew for additional twelve (12) month periods unless either Property Manager or Purchaser gives written notice to the other of its election not to renew at least thirty (30) days prior to the expiration of the initial term or prior renewal term, as applicable. Purchaser may terminate the Property Management Agreement at any time upon thirty (30) days’ notice.

Section 17.17     Like Kind Exchange. Each party agrees to reasonably cooperate with the other (at no material cost, delay or liability to the cooperating party) in effecting a tax deferred exchange under Section 1031 of the Internal Revenue Code, including by executing customary documentation and permitting assignment to a qualified intermediary or exchange accommodation titleholder; provided that no such exchange shall delay Closing or increase the non exchanging party’s obligations, and the exchanging party shall be solely responsible for all costs and liabilities in connection therewith.”
[Signature Pages Follow]

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IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the Effective Date.

SELLER:

SL INDUSTRIAL, LP,
a Texas limited partnership

By:    SL Industrial GP, LLC,
    a Texas limited liability company,
    its General Partner

By: /s/ Kenneth E. Aboussie, Jr.
Name: Kenneth E. Aboussie, Jr.
Title: President

PURCHASER:

XPEL, INC.,
a Nevada corporation

By: /s/ Barry R. Wood
Name: Barry R. Wood
Title: Senior Vice President, Chief Financial Officer and Secretary

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